EXHIBIT 3(i)

CERTIFICATE OF INCORPORATION

Exhibit 3(i) is the Certificate of Incorporation as amended through January 21, 2004.

CERTIFICATE OF INCORPORATION OF
AMERON INTERNATIONAL CORPORATION
(As amended through January 21, 2004)

FIRST:  The name of this corporation is:

AMERON INTERNATIONAL CORPORATION

SECOND:  The name and address of the registered agent of the corporation in the State of Delaware is:

Corporation Trust Company

Wilmington, Delaware 19801

County of New Castle

THIRD:  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:                                           1.  The total number of shares of stock which the Corporation shall have authority to issue is Twenty-five Million (25,000,000), consisting of Twenty-four Million (24,000,000) shares of Common Stock, par value Two Dollars and 50/100 ($2.50) per share (the “Common Stock”), and One Million (1,000,000) shares of Preferred Stock, par value One Dollar ($1.00) per share (the “Preferred Stock”).

2.  Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by resolution of the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof.  Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.  The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any class or series subsequent to the issuance of shares of that class or series.

FIFTH:  The name and mailing address of the incorporator of the corporation is as follows:

Name	Mailing Address
R. H. Jenner	4700 Ramona Boulevard
Monterey Park, California 91754

SIXTH:  New bylaws may be adopted or the bylaws may be amended or repealed by a vote of eighty percent (80%) of the outstanding stock of the corporation entitled to vote thereon.  Bylaws may also be adopted, amended or repealed by the Board of Directors as provided or permitted by law; however, any bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of directors shall require a resolution adopted by the affirmative vote of not less than two-thirds of the directors.

SEVENTH:  The number of directors which shall constitute the whole Board of Directors of the corporation shall be specified in the bylaws of the corporation, subject to the provisions of Article SIXTH hereof and this Article SEVENTH.  The board is divided into three classes, Class I, Class II and Class III.  Such classes shall be as nearly equal in number of directors as possible.  Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending at the annual meeting to be held in 1987, the directors first elected to Class II shall serve for a term ending at the annual meeting to be held in 1988, and the directors first elected to Class III shall serve for a term ending at the annual meeting to be held in 1989.  The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal.

In any election of directors of the Corporation, a holder of any class or series of stock then entitled to vote in such election shall be entitled to as many votes as shall equal (i) the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by (ii) the number of directors to be elected in the election in which his class or series of shares is entitled to vote, and each stockholder may cast all of such votes for a single director or for any two or more of them as he may see fit.

EIGHTH:  Notwithstanding any other vote which may be required under applicable law, and in addition thereto, the affirmative vote of holders of not less than eighty percent (80%) of the total voting power of all outstanding shares of voting stock of this corporation shall be required to approve:  (a) any merger (other than a merger with a 90% stockholder of this Corporation effected in accordance with Section 253 of the Delaware General Corporation Law), consolidation, combination or reorganization of this corporation or any of its subsidiaries with any other corporation if such other corporation is a Substantial Stockholder (as defined below) or an Associate (as defined below) of a Substantial Stockholder, or (b) the sale, lease or exchange by this corporation or any of its subsidiaries of all or a Substantial Part (as defined below) of its assets to or with a Substantial Stockholder or an Associate thereof, or (c) the issuance or delivery of any stock or other securities of this corporation or any of its subsidiaries in exchange or payment for any cash or other properties or assets of such Substantial Stockholder or Associate thereof or securities of such Substantial Stockholder or Associate thereof, or (d) any reverse stock split of, or exchange of securities, cash or other properties or assets for, any outstanding securities of this corporation or any of its subsidiaries or liquidation or dissolution of this Corporation or any of its subsidiaries, in any such case in which a Substantial Stockholder or an Associate thereof receives or retains any securities, cash or other properties or assets whether or not different from those received or retained by any holder of securities of the same class as held by such Substantial Stockholder or Associate thereof; provided, however, that the foregoing shall not apply to any such merger, consolidation, combination, reorganization, sale, lease or exchange, or for issuance or delivery of stock or other securities, or reverse stock split, exchange, liquidation or dissolution which is approved by resolution adopted by a majority of the Continuing Directors (as defined below) of this corporation, nor shall it apply to any such transaction solely between this corporation and another corporation controlled by this corporation and none of the securities of which is owned before or after such transaction directly or indirectly by a Substantial Stockholder or Associate thereof.

As used in this Certificate of Incorporation, the following terms shall have the respective meanings set forth below.

(i)  “Substantial Stockholder” shall mean any person or group of two or more persons who have agreed to act together for the purpose of acquiring, holding, voting or disposing of securities who singly or together with its or their Associates own or owns beneficially, in the aggregate, directly or indirectly, securities representing ten percent (10%) or more of the voting power of all shares of voting stock of this corporation; provided, however, that the term “Substantial Stockholder” shall not include any benefit plan or trust established by this corporation or any of its subsidiaries for the benefit of the employees of this corporation and/or any of its subsidiaries or any trustee, agent or other representative of any such plan or trust;

(ii) An “Affiliate” of any specified person is any person (other than this corporation and any corporation controlled by this corporation and none of the voting securities of which is owned directly or indirectly by a Substantial Stockholder or any Associate thereof) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified;

(iii) The term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

(iv)  “Substantial Part” of the assets shall mean assets of this corporation or any of its subsidiaries comprising more than ten percent (10%) of the book value or fair market value of the total assets of this corporation and its subsidiaries taken as a whole;

(v) An “Associate” of a Substantial Stockholder is any person who is, or was within a period of five years prior to the time of determination, an officer, director, employee, partner, trustee, agent, member of the immediate family or Affiliate of the Substantial Stockholder or of an Affiliate thereof.

(vi) The term “person” shall include a corporation, partnership, trust or government or political subdivision thereof, an individual, an estate, an association or any unincorporated organization;

(vii) The term “member of the immediate family” shall mean any of a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law.

(viii) The term “Continuing Director” shall mean, as to any Substantial Stockholder, any member of the Board of Directors of this corporation who (a) is unaffiliated with and is not the Substantial Stockholder and (b) was a member of the Board of Directors of this corporation prior to April 1, 1986 or thereafter became a member of the Board of Directors of this corporation prior to the time the Substantial Stockholder became a Substantial Stockholder, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.

In the context of any transaction described in this Article EIGHTH, the Board of Directors acting by majority vote shall have the exclusive power and duty to determine, on the basis of information known to them after reasonable inquiry, (i) whether a person is a Substantial Stockholder, (ii) whether a person is an Affiliate or Associate of a Substantial Stockholder and (iii) whether a portion of the assets of this corporation constitutes a Substantial Part of such assets.  Any such determination of the Directors shall be final and binding in the absence of bad faith, fraud or gross negligence by such Directors.

NINTH:  No action shall be taken by the stockholders except at an annual or special meeting of stockholders.  No action shall be taken by stockholders by written consent.

TENTH:  Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the by-laws of the corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that, if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of this Certificate of Incorporation or any amendment thereto, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

ELEVENTH:  1.  No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law or any amendment thereto or successor provision thereof or shall be liable by reason that, in addition to any and all other requirements for such liability, such person (i) shall have breached such person’s duty of loyalty to the Corporation or its stockholders, (ii) in acting or in failing to act, shall not have acted in good faith or shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iii) shall have derived an improper personal benefit from the transaction in respect of which such breach of fiduciary duty occurred.  Neither the amendment nor repeal of Section 1 of this Article ELEVENTH shall eliminate or reduce the effect of Section 1 of this Article ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for Section 1 of this Article ELEVENTH would accrue or arise, prior to such amendment or repeal.  If the Delaware Corporation Law is amended after approval by the stockholders of this Article ELEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

2.  (i)  Each person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or in any capacity with respect to an employee benefit plan maintained or sponsored by the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent permissible under the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (ii) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.  The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(ii)  If a claim under paragraph (i) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct required under Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(iii)  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(iv)  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

TWELFTH:  This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.  Notwithstanding the foregoing, the provisions set forth in Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH and this Article TWELFTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of all outstanding shares of voting stock of this corporation and no provision may be added to this Certificate of Incorporation permitting the removal of directors of this corporation otherwise than for cause, unless such provision is so approved.

Date of Incorporation:  February 10, 1986

CERTIFICATE OF  SECRETARY

OF

AMERON INTERNATIONAL CORPORATION

I, the undersigned, hereby certify:

1.                                       That I am the duly elected and acting Secretary of AMERON INTERNATIONAL CORPORATION, a Delaware corporation; and

2.                                       That the attached Certificate of Incorporation, as amended on April 16, 1996, comprising seven (7) pages, constitutes the Certificate of Incorporation of the Corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 12th day of February 2003.

Javier Solis
Secretary